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                                                                 EXHIBIT 10.34.1

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (this "Amendment") is entered into as of December 18, 2003, by and between Janus Capital Group Inc., a Delaware corporation (the "Company") and Mark B. Whiston (the "Executive"). Capitalized terms used herein but not otherwise defined herein shall have the respective meaning ascribed to them in the Employment Agreement (as defined below).

         WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement, dated as of January 1, 2003 (the "Agreement"), setting forth the terms of the Executive's employment with the Company; and

         WHEREAS, the parties now desire to modify certain terms of the Executive's employment and amend the Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

         1. Section 2 is hereby amended and restated in its entirety as follows:

                  "2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company on the terms and subject to the conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2006 (the "Initial Period"); provided that commencing on January 1, 2007 and as of January 1 of each year thereafter (a "Renewal Date"), this Agreement shall automatically renew for additional one-year periods (each, a "Renewal Period", and as renewed, the "Employment Period"), unless either party gives notice of non-renewal at least 90 days prior to the next Renewal Date."

         2. Section 3(a)(i) is hereby amended and restated in its entirety as follows:

                  "(i) During the Employment Period, (A) the Executive shall serve as Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company, as a member of the Board and as Vice-Chairman of the Board, with duties, authorities and responsibilities commensurate with such title and office and (B) the Executive's services shall be performed in Denver, Colorado."

         3. Section 3(b)(ii) is hereby amended and restated in its entirety as follows:

                  "(ii) Annual Bonus. In addition to the Annual Base Salary, the Executive shall be eligible to earn, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus") on terms and conditions, including performance goals, as set forth in a bonus plan approved by the Committee, which shall provide for performance driven bonuses that are dependent upon Company performance. In approving such bonus plan, the

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         Committee shall consult with the Company's Management Committee.
         Depending upon the performance of the Company and the application of a possible - 33.3 % negative discretionary factor available to the Committee, the Annual Bonus can range from a low of $0 to a high of the maximum amount to be specified by the Committee and consistent with the provisions of the Company's Management Incentive Compensation Plan. The Committee shall annually certify, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), that the Executive has met the performance goals necessary for the payment of an Annual Bonus and in the amount calculated under the Bonus Plan. Notwithstanding the foregoing, the Executive's Annual Bonus for 2003 shall be paid according to the terms of the Executive Bonus Plan (the "Bonus Plan") approved by the Committee at its meeting on March 17, 2003, subject to the following adjustments with respect to the following components of the Bonus Plan: (i) no payment shall be made with respect to the "Gross New Sales" component, (ii) the payment with respect to the "Fund Performance" component shall be made on or before February 13, 2004, (iii) the payment with respect to the "Operating Earnings" component shall (A) be made as soon as practicable after February 13, 2004, as determined by the Committee, but in no event later than December 31, 2004, and (B) not be conditioned on the Executive's employment with the Company after February 13, 2004, and
         (iv) payments shall be made in shares of the Company's Common Stock ("Common Stock"), based upon the fair market value of the Common Stock on the date of payment, with respect to which the Executive shall have a withholding tax election right in accordance with the provisions of
         Section 3(b)(x)(E)."

         4. The following new Section 3(b)(ix) is hereby added to the Agreement:

                  "(ix) Retention Bonuses. In addition to the Annual Base Salary and the Annual Bonus, the Executive shall receive a one-year retention bonus ("One-Year Retention Bonus") and an eighteen-month retention bonus ("Eighteen-Month Retention Bonus") on the following terms and conditions:

                  A. The One-Year Retention Bonus:

                  (1) Effective as of the date of this Amendment, the Company hereby grants to the Executive the right to receive shares of Common Stock having a value of $2,500,000 based upon the fair market value of the Common Stock on the date of this Amendment, which grant hereby provides for (i) full vesting of the right to receive such shares of Common Stock if the Executive is employed by the Company on December 31, 2004, whether or not the Executive has given notice to the Company of the Executive's election to elect an Optional Termination, (ii) payment to the Executive of the Common Stock that is subject to such grant on the first date after December 31, 2004 when the Company's accrual of the compensation deduction attributable to the payment of such shares of Common Stock to the Executive is not subject to the deduction limitations of Section 162(m), and (iii) the Executive to have a withholding tax election right in accordance with the provisions of Section 3(b)(x)(E); and

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                  (2) Effective as of December 31, 2004, if the Executive is
         employed by the Company on that date, the Company shall credit an account in the Executive's name under a deferred compensation plan to be established by the Company on or before March 31, 2004 (the "Deferred Compensation Plan") with $1,500,000, which account shall be
         (i) fully vested on December 31, 2004, whether or not the Executive has given notice to the Company of the Executive's election to elect an Optional Termination, (ii) distributable to the Executive or his beneficiaries no earlier than the first date after December 31, 2004 when the Company's accrual of the compensation deduction attributable to the payment of the balance in such deferred compensation account is not subject to the deduction limitations of Section 162(m), and (iii) otherwise subject to all terms and conditions of the Deferred Compensation Plan, except as provided above.

                  B. The Eighteen-Month Retention Bonus:

                  (1) Effective as of the date of this Amendment, the Company hereby grants to the Executive the right to receive shares of Common Stock having a value of $1,000,000 based upon the fair market value of the Common Stock on the date of this Amendment, which grant hereby provides for (i) full vesting of the right to receive such shares of Common Stock if the Executive is employed by the Company on June 30, 2005, (ii) payment to the Executive of the Common Stock that is subject to such grant on the first date after June 30, 2005 when the Company's accrual of the compensation deduction attributable to the payment of such shares of Common Stock to the Executive is not subject to the deduction limitations of Section 162(m), and (iii) the Executive to have a withholding tax election right in accordance with the provisions of Section 3(b)(x)(E); and

                  (2) Effective as of June 30, 2005, if the Executive is employed by the Company on that date, the Company shall credit an account in the Executive's name under the Deferred Compensation Plan with $500,000, which account shall be (i) fully vested on June 30, 2005, (ii) distributable to the Executive or his beneficiaries no earlier than the first date after June 30, 2005 when the Company's accrual of the compensation deduction attributable to the payment of the balance in such deferred compensation account is not subject to the deduction limitations of Section 162(m), and (iii) otherwise subject to all terms and conditions of the Deferred Compensation Plan, except as provided above."

         5. The following new Section 3(b)(x) is hereby added to the Agreement.

                  "(x) Long Term Incentive Stock Plan. The shares of Common Stock granted to the Executive pursuant to Sections 3(b)(ii) and 3(b)(ix) shall be treated as awards of bonus shares under the Company's Long Term Stock Incentive Plan (the "LTI Plan"), subject to the following:

                  A. This Amendment shall constitute the Award Agreement (as such term is defined in the LTI Plan) for all such stock incentives.

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                  B. All shares of Common Stock issued pursuant to such stock awards shall be subject to the escrow and legend requirements of the LTI Plan, and such awards shall be subject to the transferability restrictions contained in the LTI Plan.

                  C. There shall be no accelerated vesting of any such awards, including any cash payments included with such awards, upon a "Change of Control" as that term is defined in the LTI Plan.

                  D. Until the shares of Common Stock included in the One-Year Retention Bonus and the Eighteen-Month Retention Bonus are paid to the Executive in accordance with Section 3(b)(ix)(A)(1) or Section 3(b)(ix)(B)(1), as applicable, the Executive shall not be entitled to receive any dividends with respect to such shares and shall not be entitled to exercise voting rights or other rights associated with the ownership of such shares.

                  E. In accordance with procedures as may be established by the Committee, the Executive shall be entitled to elect to have the Company, at the time of receipt of a stock payment, withhold shares of Common Stock to pay (1) any taxes required to be withheld by the Company with respect to such taxable event, and (2) if the Executive so elects, any additional taxes payable by the Executive with respect to the taxable event up to the maximum statutory payroll and income tax withholding amount as of the date of the taxable event. Any such election by the Executive shall be in writing in a form approved by the Committee, shall be irrevocable, and shall be made at such time or times as may be prescribed by the Committee. Any such shares withheld by the Company may be purchased by the Company and/or sold to third parties pursuant to brokerage arrangements established by the Company, as determined by the Company, with the net proceeds to be used to make withholding deposits with the applicable tax authorities."

         6. Clauses (i) and (vii) and the last sentence of Section 4(c) are hereby amended and restated in their entirety as follows:

                  "(i) the failure to have authority, duties or responsibilities consistent with the Executive's position (including status, offices, titles and reporting requirements) as contemplated by the Agreement, or any action by the Company which results in a material diminution in such position, authority, duties or responsibilities, or the assignment to the Executive of material duties inconsistent with the Executive's position as Vice Chairman of the Board and Chief Executive Officer of the Company, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice hereof given by the Executive; or"

                  "(vii) the failure of the Executive to continue, except pursuant to his voluntary resignation or the failure of the Company shareholders to approve his


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         reelection to serve as a member of the Board, to serve as Vice Chairman of the Board."

                  "The failure of the Executive to be a member of the Board or the Vice Chairman of the Board shall constitute Good Reason only if such failure satisfies the provisions of Section 4(c)(vi) or Section 4(c)(vii)."

         7. Section 5(a)(i) is hereby amended and restated in its entirety as follows:

                  "(i) the Company shall pay to the Executive the aggregate of the following amounts:

                  A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination, (2) any unpaid Annual Bonus with respect to the fiscal year of the Company prior to the Date of Termination, (3) any accrued and unpaid vacation, if any, and (4) the product of (x) the Annual Bonus with respect to the fiscal year of the Company prior to the Date of Termination or, if none, any annual bonus paid with respect to the fiscal year of the Company prior to the Date of Termination (actual sales commissions paid to be treated as an annual bonus for this purpose) and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); the Accrued Obligations described in the foregoing clauses (1), (2) and (3) shall be paid in a lump sum in cash within 30 days following the Date of Termination, and the Accrued Obligations described in the foregoing clause (4) shall be paid in a lump sum in cash on the later of (aa) any day within the first 30 days following the Date of Termination, or (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the amount described in such clause (4) is not subject to the deduction limitations of Section 162(m); and

                  B. If the Date of Termination is on or before December 31, 2005, an amount equal to the product of (1) three and (2) the sum of
         (x) the Annual Base Salary and (y) the average of the actual sales commissions and Annual Bonuses paid to the Executive by the Company and its predecessor with respect to the 2001 through 2003 fiscal years, minus the following amounts if the Executive shall have fully vested in and shall have received or shall be entitled to receive the One-Year Retention Bonus and/or the Eighteen-Month Retention Bonus: (aa) with respect to the One-Year Retention Bonus, $2,500,000 for the stock grant pursuant to Section 3(b)(ix)(A)(1) and $1,500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(A)(2), and (bb) with respect to the Eighteen-Month Retention Bonus, $1,000,000 for the stock grant pursuant to Section 3(b)(ix)(B)(1) and $500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(B)(2). Such payment shall be made to the Executive on the later of (aa) any day within the first 30 days following the Date of Termination, or


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         (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the severance payment provided for hereunder is not subject to the deduction limitations of Section
         162(m).

                  C. If the Date of Termination is after December 31, 2005, an amount equal to the product of (1) two and (2) the sum of (x) the Annual Base Salary and (y) the average of the actual sales commissions and Annual Bonuses paid to the Executive by the Company and its predecessor with respect to the two fiscal years immediately prior to the Date of Termination, minus the following amounts if the Executive shall have fully vested in and shall have received or shall be entitled to receive the One-Year Retention Bonus and/or the Eighteen-Month Retention Bonus: (aa) with respect to the One-Year Retention Bonus, $2,500,000 for the stock grant pursuant to Section 3(b)(ix)(A)(1) and $1,500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(A)(2), and (bb) with respect to the Eighteen-Month Retention Bonus, $1,000,000 for the stock grant pursuant to Section 3(b)(ix)(B)(1) and $500,000 for the deferred compensation credit pursuant to Section 3(b)(ix)(B)(2). Such payment shall be made to the Executive on the later of (aa) any day within the first 30 days following the Date of Termination, or (bb) if not within the first 30 days following the Date of Termination, on the first day following such 30th day when the Company's deduction for the payment or accrual of the severance payment provided for hereunder is not subject to the deduction limitations of Section 162(m)."

         8. The second and third sentences of Section 5(b) are hereby amended and restated in their entirety as follows:

         "In addition, all Retention and Incentive Awards shall immediately vest and/or be paid, as applicable, provided, however, in the case of the One-Year Retention Bonus and the Eighteen-Month Retention Bonus, such bonuses shall be paid on the first date after December 31, 2004 or June 30, 2005, whichever may be applicable, when the Company's accrual of the compensation deduction attributable to the payment of shares of Common Stock to the Executive or the payment of the balance in the deferred compensation account, whichever may be applicable, is not subject to the deduction limitations of Section 162(m). The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, within the time periods specified in section 5(a)(i)(A)."

         9. The second and third sentences of Section 5(c) are hereby amended and restated in their entirety as follows:

         "In addition, all Retention and Incentive Awards shall immediately vest and/or be paid, as applicable, provided, however, in the case of the One-Year Retention Bonus and the Eighteen-Month Retention Bonus, such bonuses shall be paid on the first date after December 31, 2004 or June 30, 2005, whichever may be applicable, when the Company's accrual of the compensation deduction attributable to the payment of shares of Common Stock to the Executive or the


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         payment of the balance in the deferred compensation account, whichever may be applicable, is not subject to the deduction limitations of
         Section 162(m). The Accrued Obligations shall be paid to the Executive within the time periods specified in section 5(a)(i)(A)."

         10. The last sentence of Section 5(d) is hereby amended and restated in its entirety as follows:

         "Notwithstanding any other provisions of this Agreement, including without limitation the provisions of Section 2 and of the prior sentence, in the event that the Executive elects at any time during October 2004 to terminate his employment with the Company as of January 1, 2005 (an "Optional Termination"), the Company shall pay to the Executive, in addition to the amounts set forth in the prior sentence, his Annual Bonus for 2004 and any unpaid Annual Bonus with respect to any prior fiscal year of the Company."

         11. Unless otherwise indicated, all references in this Amendment to designated "Sections" are to the designated Sections of the Agreement.

         12. Except as modified by the foregoing, the terms and conditions of the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

         13. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

         14. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         15. This Amendment shall be effective as of the date hereof.

                            (SIGNATURE PAGE FOLLOWS)

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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

                                        JANUS CAPITAL GROUP INC.


                                        By: /s/ LOREN M. STARR
                                            -----------------------------------
                                        Its: Senior Vice President and Chief
                                              Financial Officer


                                        MARK B. WHISTON

                                        /s/ MARK B. WHISTON
                                        ---------------------------------------


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